Exhibit 16.2

Epstein Weber & Conover, PLC
Certified Public Accountants
8950 E. Raintree Dr., Suite 200
Scottsdale, AZ 85260
Phone 480-444-3424
Fax 480-444-3423

July 13, 2005

Securities  and  Exchange  Commission
Washington,  DC  20549

RE:   CHISTE CORPORATION
      File No.  0-32065

Ladies and Gentlemen:

We were previously principal accountants for CHISTE CORPORATION and, under the date of June 6, 2005, we reported on the financial statements of Chiste Corporation as of and for the year ended March 31, 2005. On July 6, 2005, we were notified by Chiste Corporation that they have engaged new auditors and that this firm was dismissed. We have read Chiste Corporation's statements included under Item 4.01(a) of its Amendment No. 1 to Form 8-K to be filed on or about July 13, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Chiste's statement that during the two most recent fiscal years ended March 31, 2005, and the subsequent interim period prior to Epstein, Weber & Conover, PLC's dismissal, Chiste Corporation did not consult with other auditors regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ EPSTEIN, WEBER & CONOVER, PLC

EPSTEIN, WEBER & CONOVER, PLC